UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                                           April 6, 2015

PGT, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52059	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                Other Events.

The 2015 Annual Meeting of Stockholders of PGT, Inc. (the “Company”) will be held on Thursday, May 21, 2015 at 1:30 p.m. eastern time at the Ritz Carlton, 1111 Ritz Carlton Drive, Sarasota, Florida (the “2015 Annual Meeting”).  At the 2015 Annual Meeting, stockholders will be asked to: (1) elect two directors to the Board of Directors, each for a three-year term; (2) ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2015 fiscal year; and, (3) approve the adoption of the PGT, Inc. 2015 Employee Stock Purchase Plan.

The Company’s Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of our common stock as of the close of business on April 20, 2015, are entitled to receive notice of and to vote at the 2015 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, Inc.

	By:	/s/ Mario Ferrucci III
Name: Mario Ferrucci III
Title: Vice President and General Counsel
Dated: April 6, 2015